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                                                                    Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          ACCREDO HEALTH, INCORPORATED

                         -------------------------------


         The name of the Corporation (which is hereinafter referred to as the Corporation) is "Accredo Health, Incorporated."

         The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on May 24, 1996, under the name "Nova Holdings, Inc.," and an amendment was filed with the Secretary of State of the State of Delaware on August 28, 1998 changing the Corporation's name to Accredo Health, Incorporated.

         This Amended and Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by the stockholders of the Corporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware (the "DGCL"), and duly executed and acknowledged by the officers of the Corporation in accordance with Sections 103, 242 and 245 of the DGCL.

         The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I
                                      NAME

                  The name of the Corporation is:

                          ACCREDO HEALTH, INCORPORATED

                                   ARTICLE II
                                REGISTERED AGENT

         The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

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                                   ARTICLE III
                                    PURPOSES

         The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV
                                  CAPITAL STOCK

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 37,800,000 shares, consisting of
(a) 300,000 shares of Series A Cumulative Preferred Stock, $1.00 par value ("Series A Preferred"), (b) 5,000,000 shares of preferred stock, $1.00 par value, which shares shall be issued from time to time in one or more series, at the discretion of the Board of Directors (the "Undesignated Preferred Stock"),
(c) 30,000,000 shares of Common Stock, $.01 par value ("Common Stock"), and (d) 2,500,000 shares of Non-Voting Common Stock, $.01 par value (the "Non-Voting Common Stock"). Cross references in each Subdivision A through D of this ARTICLE IV refer to the Sections within such Subdivision unless otherwise indicated.

         The following is a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation:

                  A. SERIES A CUMULATIVE PREFERRED STOCK

         1.       DIVIDENDS.

                  (a) The holders of shares of Series A Preferred shall be entitled to receive dividends at the rate of $8.00 per share per annum, and no more, payable when and as declared by the Board of Directors of the Corporation and out of funds legally available for the payment thereof. Such dividends shall be cumulative and shall accrue from the date of issue whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends. Accrued but unpaid dividends shall not bear interest. The Board of Directors of the Corporation may fix a record date for the determination of holders of Series A Preferred entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

                  (b) As long as any shares of Series A Preferred shall remain outstanding, in no event shall any dividend be declared or paid upon, nor shall any distribution be made upon, any Junior Capital Stock, other than a dividend or distribution payable solely in shares of Common Stock of the Corporation, nor shall any shares of Junior Capital Stock be purchased or redeemed by the Corporation, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of shares

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of any Junior Capital Stock, unless, in each such case, (i) full cumulative dividends on the outstanding shares of Series A Preferred shall have been declared and paid and (ii) any arrears or defaults in any mandatory redemption of shares of Series A Preferred shall have been cured; PROVIDED, however, that this Section l(b) shall not apply to any repurchase by the Corporation of shares of its Common Stock pursuant to the terms of any employment agreement, stock rights agreement, stock purchase plan, stock option plan or similar arrangement between the Corporation and its employees. For purposes hereof, the term "Junior Capital Stock" means any shares of capital stock of the Corporation, including the Corporation's Common Stock and Non-Voting Common Stock, other than shares of the Corporation's capital stock permitted to rank on a parity with or senior to the Series A Preferred pursuant to Section 3 hereof.

         2.       LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of shares of any Junior Capital Stock by reason of their ownership thereof, an amount equal to $100 per share of Series A Preferred, as the case may be, plus all accrued but unpaid dividends thereon (whether or not declared), and no more. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders (after making all distributions to which holders of capital stock ranking senior to the Series A Preferred shall be entitled) shall be insufficient to pay the holders of shares of Series A Preferred the full amount to which they shall be entitled pursuant to this Section 2(a), the holders of shares of Series A Preferred, and any other shares ranking on a parity therewith, shall share ratably in any distribution or the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series A Preferred held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                  (b) After the payment of all amounts required to be paid pursuant to Section 2(a) to the holders of shares of Series A Preferred, and any other shares ranking on a parity therewith, upon the dissolution, liquidation or winding up of the corporation, the holders of shares of Junior Capital Stock then outstanding shall share in any distribution of the remaining assets and funds of the Corporation in the manner provided by law, in the Certificate of Incorporation of the Corporation, as amended, or as provided in any pertinent Certificate of Designation of the Corporation, as the case may be.

                  (c) Neither the merger or consolidation of the Corporation into or with any other corporation, nor the sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the corporation for purposes of this Section 2 (unless in connection therewith the liquidation of the corporation is specifically approved).

         3. VOTING. Except as provided herein or by law, holders of Series A Preferred shall not have any voting rights. So long as shares of the Series A Preferred are outstanding, without the consent of the holders of at least the majority of the Series A Preferred at the time outstanding given in person or by proxy, either in writing or at a special meeting called for that purpose at which the holders of the Series A Preferred shall vote separately as a class, the Corporation may not (i) effect or validate the amendment, alteration or repeal of any provision hereof which would adversely affect the dividend, voting, redemption or liquidation rights of the Series A Preferred set forth herein, or (ii) create or authorize any additional class or series of stock ranking senior to or on a parity with the Series A Preferred as to dividends or as to rights upon mandatory redemption, liquidation, dissolution or winding up; increase the authorized number of shares of the Series A Preferred or of any other class or series of capital stock of the Corporation ranking senior to or on a parity with the Series A Preferred as to dividends or as to rights upon mandatory redemption, liquidation, dissolution or winding up, whether any such creation or authorization or increase shall be by means of amendment hereof, merger, consolidation or otherwise; or issue additional shares of Series A Preferred in excess of the number of shares authorized herein.

         4. OPTIONAL REDEMPTION. Shares of Series A Preferred may be redeemed in whole or from time to time in part at any time (in amounts which shall aggregate 1,000 shares or any higher integral multiple of 1,000 shares), at the option of the Corporation, at the redemption price of $100 per share plus all accrued but unpaid dividends thereon (whether or not declared) as of the date fixed for redemption (the "Redemption Price"). If the Corporation redeems less than all outstanding shares of Series A Preferred, whether pursuant to this Section 4 or
Section 5 hereof, such redemption shall be made ratably among the holders of Series A Preferred.

         5. MANDATORY REDEMPTION.

                  (a) On May 31, 2004, the Corporation shall redeem, at the Redemption Price, all of the shares of Series A Preferred then outstanding.

                  (b) Subject to the prior rights of any holders of the Corporation's indebtedness, upon the consummation of any underwritten public offering of the Corporation's common stock registered pursuant to the Securities Act of 1933, as amended, the Corporation shall apply any net cash proceeds of such sale received by it to redeem, at the Redemption Price, shares of Series A Preferred then outstanding.

                  (c) In the event of a consolidation or merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving corporation and which will not result in more than 50% in voting power of the equity securities of the Corporation having general voting power outstanding immediately after the effective date of such merger being owned beneficially other than by persons who were the beneficial owners of such equity securities immediately prior to such merger, in substantially the same proportions) (a "Change of Control"), or in the case of a sale of all or substantially all of the assets of the Corporation as an entirety to any other person (a "Sale of Assets"), the Corporation shall, at least 35 days prior to the effective date of any such change of Control or Sale of Assets, give notice thereof to the holder or holders of Series A Preferred in the manner described in Section 6(a) below. In the event that within 30 days after the receipt of such notice, any holders of Series A Preferred elect, by written notice to the Corporation, to have any or all of their Series A Preferred redeemed, the Corporation shall redeem the same at the Redemption Price not later than the day prior to the effective date of such Change of Control or Sale of Assets.

         6. PROCEDURE FOR REDEMPTION.

                  (a) For purposes of this Section 6, the term "Redemption Date" means any date on which the corporation elects or is required to redeem shares of Series A Preferred pursuant to Sections 4 or 5. At least 20 days (and not more than 60 days) prior to any Redemption Date (except in the case of a notice given in connection with a Change of Control or Sale of Assets as provided in
Section 5(c) above, which notice shall be given at least 35 days prior to such Change of Control or Sale of Assets), written notice (a "Redemption Notice") shall be mailed, by first class or registered mail, postage prepaid, to each holder of record of Series A Preferred, at his or its address last shown on the records of the transfer agent of the Series A Preferred (or the records of the corporation, if it serves as its own transfer agent), notifying such holder of the Redemption Date, the Redemption Price, (except in the case of a redemption pursuant to Section 5(c) above) the total number of shares to be redeemed and the number of shares to be redeemed from such holder, and calling upon such holder to surrender (in the case of a redemption pursuant to Section 5(c) above, if such holder elects to have shares redeemed pursuant thereto) to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed. In order to facilitate the redemption of the Series A Preferred, the Board of Directors may fix a record date for the determination of holders of the Series A Preferred, not more than 60 days nor less than 10 days prior to the Redemption Date.

                  (b) If the Redemption Notice is being sent by the Corporation pursuant to Section 5(c) above, then, in addition to the information required to be included in the Redemption Notice pursuant to Section 6(a) above, the Redemption Notice shall also state:

                           (i) that the Redemption Notice is being sent pursuant to Section 5(c) hereof;

                           (ii) the parties to and the terms of the transaction or transactions resulting in the Change of Control or Sale of Assets; and

                           (iii) such other information as the Corporation in its sole discretion deems appropriate.

                  (c) On or prior to any Redemption Date, all holders of shares of Series A Preferred whose shares are to be redeemed in whole or in part on such date shall surrender their certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and against such surrender the Redemption Price of such shares shall be paid to the order of the person, whose name appears on each such certificate as the owner thereof. Each surrendered certificate shall be canceled, provided that if less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after any Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the shares of Series A Preferred designated for redemption in the Redemption Notice (or otherwise designated by the holders thereof for redemption pursuant to Section 5(c) above) as holders of such shares of Series A Preferred (except the right to receive the Redemption Price without interest against surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                  (d) If the funds of the Corporation legally available for redemption of Series A Preferred on any Redemption Date are insufficient to redeem the full number of shares of Series A Preferred required by Section 5 to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of such shares of Series A Preferred ratably from each holder whose shares are otherwise required to be redeemed. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series A Preferred, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

         7. REACQUIRED SHARES. Any shares of Series A Preferred, which are redeemed or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof and the number of authorized shares of Series A Preferred shall be reduced accordingly.

                         B. UNDESIGNATED PREFERRED STOCK

         After the Series A Preferred has been redeemed in full, the Undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, after redemption in full of the Series A Preferred, to provide for the issuance of shares of Undesignated Preferred Stock in series and, by filing a certificate pursuant to the DGCL (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the

Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (i) the designation of the series, which may be by distinguishing number, letter or title;

                  (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

                  (iii) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

                  (iv) the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

                  (v) the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;

                  (vi) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                  (vii) the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  (viii) provisions, if any, for the conversion or exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Corporation, or any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

                  (ix) restrictions on the issuance of shares of the same series or of any other class or series, if any; and

                  (x) the voting rights, if any, of the holders of shares of the series.

                                 C. COMMON STOCK

         1. DIVIDENDS. The holders of shares of Common Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation, subject to the provisions of the Series A Preferred and to the provisions of the Preferred Stock Designation of any Undesignated Preferred Stock.

         2. LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment shall have been made to holders of Series A Preferred of the full amounts to which they shall be entitled, the holders of Common Stock shall be entitled, to the exclusion of the holders of Series A Preferred, to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders, subject to the provisions of the Preferred Stock Designation of any Undesignated Preferred Stock.

         3. VOTING. Each holder of Common Stock shall be entitled to one vote per share.

                           D. NON-VOTING COMMON STOCK

         1. VOTING RIGHTS. The holders of shares of Non-Voting Common Stock shall not be entitled to vote on any matter to be voted on by the stockholders of the Corporation.

         2. DIVIDENDS. No payment of dividends or distributions shall be made to the holders of shares of Non-Voting Common Stock unless and until the holders of shares of preferred stock receive any preferential amounts to which they are entitled under the provisions of the Series A Preferred or under the provisions of the Preferred Stock Designation of any Undesignated Preferred Stock. Subject to the limitation set forth in the preceding sentence of this Section 2, the holders of shares of Non-Voting Common Stock shall be entitled to receive such dividends and distributions as may be declared upon such shares of Non Voting Common Stock, from time to time by a resolution or resolutions adopted by the Board of Directors. Such dividends shall be equal in amount per share to dividends declared on Common Stock; provided, however, that in the event that the holders of Common Stock receive a dividend payable in shares of Common Stock or other securities convertible into or exchangeable for shares of Common Stock, then holders of Non-Voting Common Stock shall receive a number of shares of Non-Voting Common Stock or of such other securities which is equal to the number of shares of Non-Voting Common Stock or such other securities which they would, but for this proviso, have received pursuant to this Section 2.

         3. LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation after payment or provision for payment of the debts and liabilities of the Corporation and payment to holders of Series A Preferred of the full amounts to which they shall be entitled, all remaining assets of the Corporation shall be shared pro rata among the holders of the Common Stock and the Non-Voting Common Stock available for distribution to its stockholders, to the exclusion of the holders of the Series A Preferred, based upon the number of shares held by them, subject to the provisions of the Preferred Stock Designation of any undesignated Preferred.

         4. CONVERSION.

                  (a) RIGHT TO CONVERT. Subject to the terms and conditions of this Section 4, the holder of any share or shares of Non-Voting Common Stock shall have the right, at its option, at any time, to convert any such shares of Non-Voting Common Stock (except that upon any liquidation, dissolution or winding up of the Corporation the right of conversion shall terminate at 5:00 p.m. (New York City time) on the last business day preceding the date fixed for payment of the amount distributable on Non-Voting Common Stock) into an equal number of fully paid and nonassessable whole shares of Common Stock; provided, however, that such conversion will not be permitted hereunder, and the Corporation shall not be required to convert any shares of Non-Voting Common Stock into Common Stock, to the extent that, at the date upon which such conversion is deemed to take place as provided in Subsection 4(b) below, the WCAS Group (as hereinafter defined) would, but for the limitation contained in this proviso, hold, or otherwise have voting control over, in aggregate, more than 49% of the voting securities of the Corporation outstanding at such time, after taking into account the shares of Common Stock issuable upon such conversion. Such rights of conversion shall be exercised by the holder thereof by giving written notice to the Secretary of the Corporation that the holder elects to convert a stated number of shares of Non-Voting Common Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of Non-Voting Common Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                  (b) ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in Subsection 4(a) and surrender of the certificate or certificates for the share or shares of Non-Voting Common Stock eligible to be converted under Subsection 4(a), the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Non-Voting Common Stock. To the extent permitted by law, such conversion shall be deemed to have been effected at 5:00 p.m. (New York City time) on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Non-Voting Common Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                  (c) FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. Fractional shares may be issued upon conversion of Non-Voting Common Stock into Common Stock. No payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends accrued and unpaid on the shares surrendered for conversion to the date upon which such conversion is deemed to take place as provided in Subsection 4(b) above. In case the number of shares of Non-Voting Common Stock represented by the certificate or certificates surrendered pursuant to Subsection 4(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Non-Voting Common Stock represented by the certificate or certificates surrendered which are not to be converted.

                  (d) SUBDIVISION OR COMBINATION OF STOCK. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, then the Non-Voting Common Stock shall be proportionately subdivided, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, then the number of shares of Non-Voting Common Stock immediately prior to such combination shall be proportionately reduced. Upon any such event, the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Non-Voting Common Stock at the address of such holder as shown on the books of the Corporation.

                  (e) REORGANIZATION OR RECLASSIFICATION. If any capital reorganization or reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby each holder of a share or shares of Non-Voting Common Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Non-Voting Common Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the number of shares of Common Stock issuable upon conversion of Non-Voting Common Stock) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon such conversion. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock outstanding immediately prior to such merger or consolidation, the number of shares of Common Stock issuable upon conversion of Non-Voting Common Stock in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of all outstanding shares of Common Stock. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed or delivered to each holder of Non-Voting Common Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

                  (f) NOTICE OF ADJUSTMENT. Upon any adjustment made pursuant to Subsection 4(e), then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Non-Voting Common Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the stock, securities or assets issuable upon conversion of the Non-Voting Common Stock resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (g) OTHER NOTICES. In case at any time:

                           (i) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                           (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                           (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to, another corporation; or

                           (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Non-Voting Common Stock at the address of such holder as shown on the books of the Corporation, (A) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                  (h) STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Non-Voting Common Stock as herein provided such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Non-Voting Common Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the number of shares of Common Stock issuable upon conversion of the Non-Voting Common Stock if the total number of shares of Common Stock issuable after such action and upon conversion of the Non-Voting Common Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation.

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

                  (i) NO REISSUANCE OF NON-VOTING COMMON STOCK. Shares of Non-Voting Common Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

                  (j) ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of the Non-Voting Common Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Non-Voting Common Stock which is being converted.

                  (k) CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Non-Voting Common Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Non-Voting Common Stock in any manner which interferes with the timely conversion of such Non-Voting Common Stock.

                  (l) TRANSFER OF NON-VOTING COMMON STOCK. Any shares of Non-Voting Common Stock that are transferred to any Person that is not included within the WCAS Group shall immediately and automatically convert to Common Stock, and all conditions of such conversion shall be in accordance with this
Section 4 of this Article IV.D.

                  (m) DEFINITIONS. Capitalized terms not otherwise defined but used in this Article IV.D have the meanings set forth below:

         "Affiliate" means with respect to any Person, any other Person, directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of the above definition, the term "control" (including with correlative meaning, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the power, directly or indirectly, of the owner to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "WCAS Group" means Welsh, Carson, Anderson & Stowe VII, L.P., WCAS Healthcare Capital Partners, L.P. and Affiliates of each of the foregoing.

                                    ARTICLE V
                               STOCKHOLDER ACTION

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

         At any time prior to the date on which the Company's registration statement on Form S-1 filed under the Securities Act of 1933, as amended, is declared effective by the Securities and Exchange Commission (the "IPO Date") in connection with an initial underwritten offering to the public of its capital stock, any action required by law, this Certificate of Incorporation or the Bylaws of the Company to be taken at a meeting of stockholders of the Company, may be taken without a meeting pursuant to the terms and conditions of Section 228 of the DGCL. From and after the IPO Date, any action required by law, this Amended and Restated Certificate of Incorporation or the Bylaws of the Company to be taken at a meeting of stockholders of the Company, may be taken without a meeting only if a consent in writing setting forth the action so taken shall be signed by all stockholders entitled to vote on the action.

                                   ARTICLE VI
                               BOARD OF DIRECTORS

         6.1. POWERS OF THE BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to:

                  (a) adopt, amend, alter, change or repeal the Bylaws of the Corporation as provided in and subject to Article X of this Certificate of Incorporation

                  (b) determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action; and

                  (c) exercise all such powers and do all such acts as may be exercised or done by the Corporation, subject to the provisions of the DGCL this Certificate of Incorporation, and the Bylaws of the Corporation.

         6.2. NUMBER OF DIRECTORS. The number of directors of the Corporation shall be not less than five (5) or more than twelve (12). The exact number of directors shall be determined within such minimum and maximum by resolution adopted by an affirmative vote of at least two-thirds (2/3) of the total number of directors then in office.

         6.3. CLASSIFICATION, TERMS AND ELECTION OF DIRECTORS. The directors of the Corporation shall be divided by the Board of Directors of the Corporation into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the first annual meeting of stockholders of the Corporation after the

Corporation completes an initial underwritten offering to the public of capital stock of the Corporation pursuant to a registration statement on Form S-1 filed under the Securities Act of 1933, as amended (the "First Meeting"), the initial term of the Class I directors will expire. At the first annual meeting of stockholders of the Corporation after the First Meeting, the initial term of the Class II directors will expire. At the second annual meeting of stockholders of the Corporation after the First Meeting, the initial term of the Class III directors will expire. At each annual meeting of stockholders of the Corporation, successors to the class of directors whose term expires at that annual meeting shall be elected or reelected for a three-year term. Except as provided in Section 6.5, a director shall be elected by a plurality of the votes cast by holders of shares of the class of stock represented at the annual meeting of stockholders at which the director stands for election and entitled to elect such director.

         If the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible. In no case shall a decrease in the number of directors have the effect of shortening the term of an incumbent director.

         Each director shall serve until his or her successor is elected and qualified or until his or her earlier resignation, retirement, disqualification, removal from office or death.

         6.4 REMOVAL. The entire Board or any individual director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors. Removal action may be taken at any stockholders' meeting with respect to which notice of such purpose has been given, and a removed director's successor may be elected at the same meeting to serve the unexpired term.

         6.5 VACANCIES. A vacancy occurring on the Board, however occurring, whether by increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise, may be filled, until the next stockholder election of the class for which the director shall have been designated by the affirmative vote of at least two-thirds (2/3rds) of the total number of directors then remaining in office, though they may constitute less than a quorum of the Board.

         6.6 ELECTION OF DIRECTORS BY HOLDERS OF PREFERRED STOCK. Notwithstanding any of the foregoing provisions in this Article VI, whenever the holders of any one or more classes of preferred stock or series thereof issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the number of such directors, and the election, term of office, filling of vacancies and other features of each such directorship, shall be governed by the terms of this Certificate of Incorporation and any Preferred Stock Designation applicable thereto, except that such directors so elected shall not be divided into classes pursuant to this Article VI.

         6.7 AMENDMENT OR REPEAL. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation or any provision of any law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by law, this Certificate of Incorporation or any Preferred Stock Designation, the provisions set forth in this Article VI may not be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of not less than two-thirds (2/3rds) of the outstanding shares of the capital stock of the Corporation then entitled to vote at an election of directors.

                                   ARTICLE VII
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation. Any such amendment, alteration, change or repeal shall require the affirmative vote of both (a) a majority of the members of the Board then in office and (b) a majority of the voting power of all of the outstanding shares of capital stock of the Company then entitled to vote at an election of directors. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of not less than two-thirds (2/3rds) of all of the outstanding shares of capital stock of the Company then entitled to vote at an election of directors shall be required to alter, amend, adopt any provision inconsistent with or repeal Article V, VI, VIII or this sentence.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         8.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact:

                  (a) that he or she is or was a director or officer of the Corporation, or

                  (b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), whether either in case (a) or in case (b) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such other enterprise, or (y) in any other capacity related to the Corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by Section 145 of the DGCL (or any successor provision or provisions) as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including without limitation attorneys' fees and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. The persons indemnified by this Article VIII are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, officer, employee or agent of such other enterprise, and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Notwithstanding the foregoing, except as may be provided in the Bylaws of the Corporation or by the Board, the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee (but this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought by the indemnitee in any proceeding) unless such proceeding (or portion thereof) was authorized by the Board. The right to indemnification conferred in this Article VIII: (i) shall be a contract right; (ii) shall not be affected adversely to any indemnitee by any amendment of this Certificate of Incorporation with respect to any alleged action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Bylaws of the Corporation, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition.

         8.2 RELATIONSHIP TO OTHER RIGHTS AND PROVISIONS CONCERNING INDEMNIFICATION. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Bylaws of the Corporation may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article VIII.

         8.3 AGENTS AND EMPLOYEES. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee or agent of another enterprise) or to any person who is or was a director, officer, employee or agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another enterprise, in each case as determined by the Board to the fullest extent of the provisions of this Article VIII in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board.

                                   ARTICLE IX
                                LIMITED LIABILITY

                  No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, PROVIDED, HOWEVER, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended DGCL. For purposes of this Article IX, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the Corporation's request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the Corporation or its stockholders" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

                                    ARTICLE X
                                     BYLAWS

         The Bylaws may be amended, altered, or changed or repealed and new Bylaws may be adopted (1) at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, provided, however, that any proposed amendment, alteration, change or repeal of, or the adoption of any Bylaw by such vote of the stockholders that is inconsistent with, Sections 3, 4, 11 or 12 of Article II or Section 3 of Article III of the Bylaws shall require the affirmative vote of the holders of not less than two-thirds (2/3rds) of the voting power of all of the capital stock then outstanding, and provided, further, however, that, in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed amendment, alteration, change, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting, or (2) by the affirmative vote of a majority of the Board of Directors; PROVIDED, HOWEVER, that the stockholders entitled to vote may prescribe that any Bylaw adopted by the stockholders may not be amended, altered, changed or repealed by the Board of Directors; and PROVIDED, FURTHER, that no Bylaws hereafter adopted shall invalidate any prior act of the directors that would have been valid if such new Bylaws had not been adopted.

                  IN WITNESS WHEREOF, the undersigned does execute this Amended and Restated Certificate, this 12 day of April, 1999 on behalf of the Corporation.




                                        By: /s/ Thomas W. Bell, Jr.
                                             ----------------------------------
                                     Title: Senior Vice President and Secretary
                                            -----------------------------------




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